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                                                               EXHIBIT 10.55


                             CONFIDENTIAL TREATMENT

                         CONTRACT OF MONITORING SERVICES

                                     Between

                           CUBIST PHARMACEUTICALS, INC

                      Duly represented by MICHAEL F DEBRUIN

                     (Hereinafter referred to as "SPONSOR")




                                       And

                          CLINDEV (PROPRIETARY) LIMITED

                       Duly represented by MRS. A. LESSING



                     (Hereinafter referred to as "Clindev")

WHEREAS

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Now, therefore, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby agree as follows:

1  INTERPRETATION

     For the purposes of this agreement, including the Annexures attached hereto ("the Agreement"):

    1.1 the section0 headings are for reference purposes only and shall not be used in the interpretation thereof.

    1.2 unless the context indicates a contrary intention, expressions, which denote any gender, shall include the other gender.

    1.3     the singular shall include the plural and vice versa.

    1.4 "The signature date" means the date on which this agreement is signed by the last party to do so.

    1.5 Whenever a number of days is prescribed in this agreement, such number of days shall be calculated excluding the first and including the last day, unless the last day falls on a Saturday, Sunday or official public holiday, in which case, the last day shall be the next day which is not a Saturday, Sunday or public holiday.

    1.6     All currencies are $US.

2  APPOINTMENT

    SPONSOR hereby grants Clindev the right to provide monitoring services on behalf of SPONSOR pursuant to the study (the "Study") set forth in PROTOCOL DAP-SST9901 (the "Protocol") a copy of which is attached hereto as Annex 1, as amended from time to time upon mutual agreement of the parties hereto pursuant to section 14.


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    Clindev shall exercise its best efforts to perform the Study. Clindev shall perform the Study in strict accordance with the Protocol and in strict accordance with the terms and conditions of this Agreement. During the term of this Agreement, Clindev will not enter into any agreement to provide services which would in any way materially impair its ability to completing its services to SPONSOR hereunder in a timely fashion.

3  DURATION OF CONTRACT

    This Agreement shall commence from [ ]* and terminate on [ ]* unless terminated earlier as provided herein.

4. PAYMENT FOR SERVICES

    4.1 SPONSOR shall pay to Clindev $[ ]* (the "Contract Price) for the services rendered under the Agreement in accordance with the payment schedule set forth in section 4.2.

            For the purposes of this Agreement, the contract value is based on inclusion of [ ]* patients ($[ ]* per completed patient) and includes all activities from the first review of the Protocol till the Study is finally closed out and all correction log forms have been processed subject to Section 3.

    4.2 Payment of the aforesaid sum stipulated in Section 4.1 shall be made as follows.

            4.2.1.  [    ]*.


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            4.2.2.  [    ]*;

            4.2.3. [ ]*. Each invoice will reflect a proportional amount of the payment set forth in section 4.2.1. and 4.2.2.

    4.3 All relevant and pre-approved costs reasonably incurred by Clindev for the performance of this Study will be for SPONSOR'S account, based upon submission of receipts, where applicable.

    4.4 Should the Study require additional monitoring and management, costs will be re-assessed in consultation with SPONSOR and such costs shall be based upon submission of itemised monitoring activities; provided, however, that the costs of the Study shall not be increased without SPONSOR'S prior written consent.

5  OBLIGATIONS OF CLINDEV

    Clindev shall perform the following monitoring requirements in particular:

    5.1 Perform monitoring duties and responsibilities according to the SPONSOR'S Standard Operating Procedures ("SOP's"). The SOP's may be amended by SPONSOR from time to time. Monitoring procedures shall comply with good clinical practice guidelines to ensure the acceptability of the data from the Study for international registration purposes.

    5.2 Initiate Study centres as selected by the SPONSOR in consultation with Clindev.

    5.3     Assess Protocol for monitoring requirements,


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    5.4     Assess Clinical Case Record Form for monitoring requirements,

    5.5     Perform pre-study consultation/communications,

    5.6 Obtain the appropriate Regulatory Authority and Ethics Committee approvals in respect of the investigational sites,

    5.7 Verify source data. Level of source data verification to be mutually agreed upon by the parties; provided, however, that in all events such level of verification shall meet the minimum requirements set forth in SOP's;

    5.8 Check each study book for completeness and clarity, cross-check with pre-specified source documents giving due consideration to data protection and medical confidentiality.

    5.9 Monitor and update trial master file documentation and review the Investigator's file,

    5.10 Monitor all centres at regular intervals throughout the Study by personal visits (at least every six weeks) and telephone contacts (at least every other week).

    5.11 Complete monitoring reports according to the SOP's and verify source data as specified by the responsible study manager. Submit completed monitoring reports within 14 (fourteen) working days,

    5.12 Report adverse events and serious adverse events ("SAE") according to the SOP's,


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    5.13    Communicate all SAE's to the SPONSOR, copying the responsible study manager as per the SOP's. If applicable, the investigator will forward the SAE report to the applicable ethics committee, otherwise, a copy of the SAE report must be forwarded on behalf of the investigator to the ethics committee and also the Medicines Control Council. Clindev will provide additional information regarding the SAE to the SPONSOR copying the responsible study manager.

    5.14 Account and reconcile the Study drug supply and other Study materials,

    5.15    Close the Study out,

    5.16    Assist the investigator with correction log forms,

    5.17 Be available and assist during audits from regulatory affairs bodies, (FDA, MCC, etc.) or from SPONSOR personnel. Clindev undertakes to grant the SPONSOR full and complete access to all Study-related documents and facilities after having received 72 (Seventy-Two) hours written notice from the SPONSOR.

            SPONSOR may (a) examine and inspect Clindev's facilities required to perform the Study, and (b) inspect and copy all data and work product related to the Study. Clindev shall co-operate with any regulatory authority and allow them access to relevant records and data to the extent permitted by law.

    5.18 Submit a monthly status report to the SPONSOR within [ ]* working days after the last working day of the month.

    5.19 Deliver data on the Study in English (the "Case Reports") for each patient or subject participating in the Study (each a "Study Subject") as provided in the Protocol to the SPONSOR on an


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            ongoing basis; and deliver all Case Reports to SPONSOR no later than
            [ ]* days after the date of termination of this Agreement or the date on which SPONSOR reasonably requests delivery of the Case Reports.

    5.20 Meet with representatives of SPONSOR at times and places mutually agreed upon to discuss progress, results and future direction of the Study.

6. OBLIGATIONS OF THE SPONSOR

    6.1 SPONSOR will provide information on the chemical, pharmaceutical, toxicological and clinical information of DAPTOMYCIN, as well as any relevant new information arising during the Study.

    6.2 SPONSOR will provide the necessary quantity of materials for the Study and all Study documentation (Case report forms, informed consent forms etc).

    6.3 SPONSOR will provide training to Clindev for issues related to SPONSOR processes as and when required.

    6.4 SPONSOR will arrange and hold the start-up meetings prior to commencement of the Study to ensure adequate knowledge of the Study procedures. The SPONSOR will pay all related costs, including travel and accommodation costs for all attendees.

    6.5 SPONSOR will pay for all material transport costs and additional administration costs, such as informed consent translation, all International and local courier fees, submission and approval fees levied by regulatory bodies or ethics


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            committees, investigator fees and all laboratory costs. (Clindev shall charge a [ ]*% handling fee for expenses paid on behalf of the SPONSOR.)

7. CONFIDENTIALITY

    Clindev shall hold all negotiations with the SPONSOR in the strictest confidence and shall not disclose any information to third parties, including all past and proposed future studies.

    During the term of this Agreement and for a period of Five years thereafter Clindev shall maintain in the strictest confidence all information received from the SPONSOR for the performance of the Study, as well as the data and results of the Study. Such data and results, whether patentable or not, shall be the exclusive property of the SPONSOR, who shall be free to protect them as it deems expedient, to use them and to disclose them to any third party.

    Clindev shall therefore neither publish nor disclose to any third party, without the SPONSOR'S prior written approval, the information disclosed by the SPONSOR and the results obtained from the Study, as long as they are not in the public domain through no fault of Clindev. Clindev shall impose such commitment upon any person in charge of the Study, including its own personnel. Clindev may use the information disclosed by the SPONSOR only to the extent required to accomplish the purposes of the Agreement. Clindev shall promptly notify the SPONSOR upon discovery of any unauthorised use or disclosure of the information disclosed by the SPONSOR.

    Unless otherwise required by law, regulation or government agency, the SPONSOR on its part will not publish or disclose the activities of Clindev, without the prior written consent of Clindev, which consent shall not be unreasonably withheld.


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8. INDEMNIFICATION

    8.1 Sponsor agrees to defend and indemnify, and hold harmless Clindev and its employee, directors and agents from and against any loss, damage, cost and expense (including reasonable attorneys' fees and expenses) to which Clindev, may become subject as a result of any claims, proceedings, or investigations directly caused by the testing and/or reporting results of testing daptomycin in strict accordance with the Protocol.

            Insurance. The indemnifying parties shall secure and maintain in full force and effect through the performance of the Study (and following termination of the Study to cover any claims arising from the Study) insurance coverage in amounts appropriate to the conduct of Clindev's business activities and the services contemplated by the Study and shall provide evidence of insurance coverage in an acceptable form upon request.

9  TERMINATION

    9.1 SPONSOR, for any reason may terminate this Agreement or any specific project performed under this Agreement at any time with or without cause by giving Clindev at least [ ]* days prior written notice. During the [ ]* day period between the notice of termination and the effective date of such termination, Clindev will use all reasonable efforts to complete such project as soon as practicable in accordance with its responsibilities under this Agreement and applicable law and regulation, in order to reduce or eliminate further costs, and to cancel, if permitted under the terms of applicable agreements, any third party obligations.


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    9.2     Within [ ]* days after the completion or termination of a project hereunder, Clindev will provide SPONSOR with a written itemised statement in English in reasonably specific detail of

            (a) all work performed in connection with such project and (b) all expenditures by Clindev (determined in accordance with generally accepted accounting principles consistently applied) in conducting such project prior to the completion or termination of such project. In the event of termination of any project pursuant to this Section 9, Clindev will be entitled to a payment based on the amount of services properly rendered and monies properly expended by Clindev in connection with such project through the date of termination. If the amount paid by SPONSOR to Clindev in connection with any such project exceeds such amount, then Clindev will promptly refund such excess to SPONSOR, and if such amount exceeds the amount already paid by SPONSOR to Clindev in connection with such project, then SPONSOR will promptly pay the amount of such excess to Clindev.

            Clindev shall keep complete and accurate records in English in sufficient detail to properly reflect all expenditures by Clindev in conducting the Study and to permit SPONSOR to confirm the accuracy of all payments due hereunder. Upon, written request, SPONSOR shall have the right to cause an independent, certified public accounting firm of internationally recognised standing reasonably acceptable to Clindev to audit such records to verify the accuracy of the expenditure report provided

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            hereunder. SPONSOR shall bear the cost of any such audit. The parties shall use best efforts to resolve expeditiously any disagreement related to any amounts due under the Agreement and,

    9.3 Notwithstanding the forgoing, should this Agreement be terminated by the SPONSOR, any reason other than the breach of any material provision of this Agreement by Clindev, then Clindev will be entitled to payments or retention of payments equal to the amount set forth in Section 4.2.1. (i.e. [ ]*).

    9.4 Any undisputed refund or payment under this Section 9 will be made within [ ]* days after SPONSOR'S receipt of Clindev's itemised statement.

    9.5 This Agreement may be terminated by either party upon the breach of any material provision of this Agreement by the other party, provided that the breaching party will be given not less than [ ]* days prior written notice of such breach and the opportunity to cure such breach during such [ ]*-day period. In the event this Agreement is terminated by Clindev pursuant to this Section 9.3 Clindev will provide SPONSOR with a written itemised statement and a reconciliation will be made as provided for in Section 9.2.

    9.6 This Agreement may be immediately terminated by either party upon written notice to the other party if the other party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or had filed against it, a petition in bankruptcy or has a receiver appointed for a substantial part of its assets.


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    9.7     This Agreement may be terminated by either party upon written notice to the other party if any of the following conditions occur: (a) if the authorisation and approval to perform the Study in South Africa is withdrawn by the appropriate regulatory agency; (b) if the emergence of any adverse reaction, side effect or toxicity with any drug administered in the Study is of such magnitude or incidence in the opinion of either the SPONSOR or Clindev to support termination.

    9.8 Immediately upon receipt of a notice of termination, Clindev shall stop enrolling Study Subjects into the Protocol and shall cease conducting procedures on Study Subjects already enrolled in the Protocol as directed by the SPONSOR, to the extent medically permissible.

    9.9 Upon termination or completion of the Study, all unused compounds, drugs, devices, Case Reports, whether completed or not completed, and other related materials that were furnished to Clindev by or on behalf of SPONSOR shall be promptly returned to SPONSOR at the SPONSOR'S expense.

    9.10 Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

10. ADDRESSES

    The parties choose the following addresses to which notices may be given, and at which documents in legal proceedings may be served, (i.e. their domicilia citandi et executandi) in connection with this Agreement:


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    In the case of Clindev:

    Postal address:            P.O. Box 1417
                               Wingate Park
                               0153
                               South Africa

    Physical address:          42 Ingersol Road
                               Lynwood Glen
                               Pretoria
                               0081
                               South Africa
                               Fax: (012) 348 0552

    In the case of the SPONSOR:

    Postal address:            Cubist Pharmaceuticals, Inc.
                               24 Emily Street
                               Cambridge
                               MA 02139
                               USA

    Physical address:          Cubist Pharmaceuticals, Inc.
                               24 Emily Street
                               Cambridge
                               MA 02139
                               USA
                               Fax (617) 576 1999


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    10.1    Notices given to the above addresses shall be deemed to have been duly given:

            10.1.1 14 days after posting if posted by first-class registered or certified post to the party's postal address;

            10.1.2  on delivery, if delivered to the party's physical address;

            10.1.3 on confirmation of receipt, if sent to the party's fax number; or

            10.1.4  on receipt, if sent by overnight delivery service.

    10.2 A party may change that party's address for this purpose, by notice in writing to the other party.

11.  NO REPRESENTATIONS

    A party may not rely on any representation, which allegedly induced that party to enter into this Agreement, unless the representation is recorded in this Agreement.

11  ENTIRE AGREEMENT; AMENDMENT

    This Agreement, including the annexes attached hereto, constitutes the entire contract between the parties relative to the subject matter hereof and supersedes all representations, warranties, agreements or undertakings previously made relative to such subject matter, and no such representations, warranties, agreements or undertakings shall be any force and effect unless contained herein. In the event of any inconsistency between the provisions of this Agreement and the Protocol, the provisions of this Agreement shall govern.

    No modification or amendment variation of any of the terms and conditions of this Agreement will be binding on the parties unless committed to writing and signed by both parties.


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12  CESSION; ASSIGNMENT

    A party may not cede, assign or otherwise transfer that party's rights or obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, SPONSOR may assign this Agreement without the prior written consent of Clindev (a) in connection with the transfer or sale of all or substantially all of the business of SPONSOR to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, or
    (b) to any affiliate of SPONSOR.

    The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void. No assignment shall relieve either party of its responsibilities for the performance of accrued obligation that such party may then have under this Agreement.

13  INDULGENCES

    The grant of any-indulgence by a party under this Agreement shall not constitute a waiver or any right by the grantor or prevent or adversely effect the exercise by the grantor of any existing future right of the grantor.

15  ARBITRATION

    Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of


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    arbitrators shall be three unless the dispute involves a claim of damages for less than $[ ]* USD, in which case the number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of England.

    Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. Nothing contained in this Section or any other provisions of this Agreement shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party to comply with its obligations hereunder before or during the pendency of arbitration proceedings.

16  AUTHORITY; WARRANTY DISCLAIMER; LIMITATION OF LIABILITY

    16.1 Each party represents and warrants to the other party that (a) such party is duly organised, validly existing, and in good standing under the laws of the place of its establishment or incorporation;
            (b) such party has taken all action necessary to authorise it to enter into this Agreement and perform its obligations under this Agreement; (c) this Agreement shall constitute the legal, valid and binding obligations of such party; and (d) neither the execution of this Agreement, nor the performance of such party's obligations hereunder, shall conflict with, result in breach of, or constitute a default under any provision of the Articles of Incorporation, business license, Bylaws or similar organisational documents of such party, or of any law, rule, regulation, authorisation's or approval of any government entity, or of any agreement to which it is party or by which it is bound.


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    16.2    Except as expressly set forth in this Agreement, neither party makes any representation or warranty to the other party of any kind, express, or implied, including, without limitation, any warranty of non-infringement, merchantability or fitness for a particular purpose.

    16.3 Neither party shall be entitled to recover from the other party and special incidental, exemplary, consequential or punitive damages in connection with this Agreement or study performed hereunder.

17  PATENTS AND INVENTIONS

    In consideration of the SPONSOR'S payment of all costs of the Study, any New Invention or Discovery (as defined below) and any ideas, know-how and data (including results of the Study) generated in direct performance of work in connection with the Study, shall be the sole and exclusive property of SPONSOR. Clindev will take all acts reasonably required to facilitate patent prosecution and convey title in such property to SPONSOR. For purposes of this Agreement, "New Invention and Discovery" means any invention or discovery conceived of and reduced to practise during and as a part of the Study by Clindev's staff, employees, volunteers, agents or representatives, or jointly by such an individual or individuals with one or more contractors or employees of SPONSOR, as determined in accordance with the rules of inventorship under the United States patent law. Clindev shall promptly notify SPONSOR in writing of any New Inventions or Discovery. Such notice shall provide a full written description of the New Invention or Discovery.

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18  USE OF CLINDEV'S OR SPONSOR'S NAME

    Clindev and SPONSOR shall obtain the prior written consent from the other party before using the name, symbols and/or marks of the other party, in any form of publicity in connection with the Study, except legally required disclosures by Clindev or SPONSOR, reports generated in the normal course of business by Clindev or SPONSOR, or where acknowledgement of sponsorship is required by the guidelines of a scientific publication or organisation.

19  CHANGES TO THE PROTOCOL

    If at a future date changes to the Protocol appear desirable, such changes may be made through prior written agreement between SPONSOR and Clindev. If such changes increase the costs for the Study, Clindev shall submit to SPONSOR a written estimate of such cost for approval. If in the course of performing this Agreement, however, one party determines that generally accepted standards of clinical research and medical practice relating to the safety of the Study Subjects require a deviation from the Protocol, the parties will commence discussions immediately regarding such deviation and will promptly amend the Protocol to bring the Protocol into conformity with such standards.

20  CONFORMANCE WITH LAW AND ACCEPTED PRACTICE

    Clindev shall perform the Study in conformance with generally accepted standards of good clinical practice, with the Protocol, instructions provided by SPONSOR, and with all applicable local,


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    state and federal laws and regulations, including, but not limited to, the
    Federal Food, Drug and Cosmetic Act and regulations of the Food and Drug Administration (the "FDA"). Clindev shall retain all records resulting from the Study for the time required by applicable federal regulations (SPONSOR shall notify Clindev of the FDA application filing and approval status), and allow for inspection of all study specific records.

21  NO TRANSFER OF PROPRIETRY RIGHTS

    Neither the SPONSOR nor Clindev hereby transfers to the other party by operation of this Agreement any patent, patent application, copyright, trademark or other intellectual property right owned by or under the control of either party, except as specifically set forth in this Agreement.

22  FORCE MAJEURE

    Neither party shall be held responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labour disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.


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22  WAIVER

    Except as specifically provided for herein, the waiver from time to time by either party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such party's rights or remedies provided under this Agreement.

23  SEVERABILITY

    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.

24  GOVERNING LANGUAGE

    This Agreement is entered into in the English language. All meetings, correspondence and notices between the parties, and all Case Reports, records, accounts, notes, reports, data, work product and proposed publications or presentation materials related to the Study, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation into any other language.

25  INDEPENDENT CONTRACTORS

    It is expressly agreed that SPONSOR and Clindev shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have authority to make statements or commitments of any kind, or take any action, which shall be binding on the other party, without the prior written consent of the other party.


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26  YEAR 2000 COMPLIANCE

    Clindev assures that its computer systems and processes shall be able to accommodate and process date information later than 31 December 1999 such that the year 2000 shall be recognized as the year 2000, rather than 1900. Clindev assures that its computer systems will be Y2K compliant

26  COUNTERPARTS

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    In witness whereof, the parties have caused this Agreement to be executed by the respective duly authorised officers as of the dates set forth below.

    Thus done and signed at: Cambridge, MA, USA on this the 17th Day of December 1999.

         For: the SPONSOR

         WITNESS:

         1.       By:  /S/ MICHAEL F. DEBRUIN
                  ---------------------------
                  Name: Michael F. DeBruin

                  Title: Vice President - Clinical Research


         2.       By: /S/ DAVID GRISHAM
                  ---------------------------
                  Name: David Grisham

                  Title: Sr. Director, Global Project Management


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    Thus done and signed at: Pretoria, RSA on this the 10th Day of January 2000.

         For: Clindev (Pty) Ltd

         WITNESS:

         1.       By:  /S/ ANITA LESSING
                  -------------------------
                  Name:  Anita Lessing

                  Title:  Director, Clindev


         2.       By:  /S/ SONIA SUTHERLAND
                  -------------------------
                  Name: Sonia Sutherland

                  Title: Director, Clindev


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*Confidential treatment requested: Material has been omitted and filed with the Commission.